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                                                                   Exhibit 10.10


                               FORM OF GUARANTY


     This is a Guaranty, dated as of October __, 1997, by Choice Hotels Franchising, Inc., a Delaware corporation ("Franchising") to Manor Care, Inc., a Delaware corporation ("Manor Care"). Capitalized terms not otherwise defined herein shall have the meanings assigned in the Office Lease, dated as of November 1, 1996, by and between Choice Hotels Holdings, Inc., a Delaware corporation ("Choice")(subsequently renamed Choice Hotels International, Inc.) and Manor Care (the "Gaithersburg Lease").

                                   RECITALS

     A. Choice is implementing a restructuring which, among other things, will distribute to its shareholders all of the common stock of Franchising, pursuant to a Distribution Agreement dated as of October __, 1997, between Choice and Franchising (the "Distribution Agreement") as a result of which, Choice and Franchising will become separate publicly traded corporations.

     B. Pursuant to the Distribution Agreement, Franchising shall enter into this Guaranty in consideration of the benefits that shall accrue to it by virtue of the transactions contemplated by the Distribution Agreement.

     NOW THEREFORE, Franchising, intending to be legally bound, agrees as follows:

     1.   Guaranty. Franchising hereby irrevocably and unconditionally
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guarantees to Manor Care the full and prompt payment and performance of all
Obligations (as defined below). As used herein, "Obligations" means all obligations and liabilities of Choice to Manor Care under the Gaithersburg Lease and any other documents and undertakings entered into by Choice pursuant thereto, including but not limited to any modification or renewal thereof.

     2.   Nature of Guaranty. This Guaranty is a guaranty of payment and
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performance and not merely a guaranty of collection. If any Obligation is not satisfied when due, Franchising shall forthwith satisfy such Obligation upon demand, and no such satisfaction shall discharge the obligations of Franchising hereunder until all Obligations have been satisfied in full. This Guaranty shall be a continuing guaranty and shall be binding upon Franchising until any and all Obligations have been performed and paid in full.

     3.   Binding Nature: Enforceability. This Guaranty shall be binding upon
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Franchising and its successors and permitted assigns; provided that this
Guaranty shall not be assigned by Franchising or amended in any respect without the prior written consent of Manor Care. If any term or provision of this Guaranty or the Obligations shall be invalid or unenforceable to any extent, the remainder of this Guaranty shall not be affected thereby.
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     4.   Governing Law. This Guaranty shall be governed by and construed in
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accordance with the laws of the State of Maryland.

          IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the date first written above.

                                       CHOICE HOTELS FRANCHISING, INC.



                                       By:
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                                             Name:
                                             Title:


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